Exhibit 5.1

The Board of Directors
Pacific Continental Corporation
111 West 7th Avenue
Eugene, Oregon 97401

  Re: Legal Opinion Regarding Validity of Securities Offered

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 717,142 shares of common stock, $1.00 par value per share (the "Shares"), of Pacific Continental Corporation, an Oregon corporation ("PCC") authorized for issuance upon exercise of options granted under PCC's (i) 1995 Incentive Stock Option Plan ("1995 Employee Plan"); (ii) 1999 Incentive Stock Option Plan ("1999 Employee Plan"); and (iii) 1999 Director Stock Option Plan ("1999 Director Plan"). The 1995 Employee Plan, 1999 Employee Plan and 1999 Director Plan are collectively referred to as the "Plans."

        In connection with the offering of the Shares, we have examined: (i) the Plans, listed as Exhibits 99.1, 99.2, and 99.3, respectively, in the Registration Statement and incorporated by reference to exhibits 10.2, 10.3 and 10.5 of PCC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of PCC.

        Our opinion assumes that the Shares are issued in accordance with the terms of the respective Plans after the Registration Statement has become effective under the Act.

        Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon registration of the Shares, issuance by PCC of and receipt of the consideration for the Shares, consistent with the terms of the respective Plans, the Shares will be validly issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
Graham & Dunn PC
/s/ Graham & Dunn PC